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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2005
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

(720) 558-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—Entry into a Material Definitive Agreement.

        On June 1, 2005, simultaneously with the effectiveness of the merger transaction (the "Merger") between Condor Acquisition, Inc. ("Merger Sub"), a Minnesota corporation and a wholly-owned subsidiary of McDATA Corporation, a Delaware corporation (the "Company"), and Computer Network Technology Corporation, a Minnesota corporation ("CNT"), the Company, CNT and U.S. Bank National Association, a national banking association, as trustee (the "Trustee"), entered into a First Supplemental Indenture dated as of June 1, 2005 (the "Supplemental Indenture"), amending and supplementing the Indenture dated February 20, 2002 between CNT and the Trustee (the "Indenture"), which, among other things, provides that the Company fully and unconditionally guarantees, and becomes a co-obligor with respect to, CNT's outstanding $124,350,000 3.00% Convertible Subordinated Notes due 2007 (the "Notes"), and that upon conversion, a holder of the Notes will receive shares of the Company's Class A common stock, par value $0.01 per share ("Class A Stock"). Copies of the Supplemental Indenture and the Indenture are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively. The descriptions of the Supplemental Indenture and the Indenture are qualified in their entirety by reference to the text of the Supplemental Indenture and the Indenture, respectively.

        As a result of the Merger, the following individuals joined the Company as directors and officers: Dr. Renato A. Dipentima as a director, Thomas G. Hudson as a director, and Robert R. Beyer as Senior Vice President of Customer Support. In connection with the Merger, the Company entered into a Consulting and Non-Competition Agreement (the "Hudson Consulting Agreement") and a Letter and Release Agreement (the "Hudson Release"), each dated June 1, 2005, with Mr. Hudson, formerly the Chairman of the Board, President and Chief Executive Officer of CNT. In addition, the Company entered into a Consulting and Non-Competition Agreement (the "Barnum Consulting Agreement") and a Release Agreement (the "Barnum Release"), each dated June 1, 2005, with Mr. Gregory T. Barnum, formerly the Vice President of Finance, Chief Financial Officer and Secretary of CNT. Copies of the Hudson Consulting Agreement, the Hudson Release, the Barnum Consulting Agreement and the Barnum Release are attached hereto as Exhibits 99.3, 99.4, 99.5 and 99.6, respectively. The descriptions of the Hudson Consulting Agreement, the Hudson Release, the Barnum Consulting Agreement and the Barnum Release are qualified in their entirety by reference to the text of the respective agreement.

ITEM 2.01—Completion of Acquisition or Disposition of Assets.

        On June 1, 2005, the Company consummated the Merger with CNT pursuant to the terms and conditions of the previously filed Agreement and Plan of Merger, dated as of January 17, 2005, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated February 10, 2005 (as amended, the "Merger Agreement"), by and among the Company, CNT and Merger Sub. The Company issued a press release announcing the completion of the merger on June 1, 2005, a copy of which is attached hereto as Exhibit 99.7.

        The transactions contemplated by the Merger Agreement were adopted and approved at a special meeting of the stockholders of the Company on May 24, 2005 and at a special meeting of the shareholders of CNT on May 24, 2005.

        Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into CNT with CNT being the surviving corporation as a wholly-owned subsidiary of the Company. In connection with the filing of the Articles of Merger with the Minnesota Secretary of State, the surviving corporation's name was changed to "McDATA Services Corporation".

        In connection with the Merger, holders of CNT's common stock, par value $0.01 per share ("Common Stock"), received 1.3 shares of Class A Stock (together with cash in lieu of fractional shares of Class A Stock) for each share of Common Stock.

        The description of the Merger Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Merger Agreement, which is incorporated herein by reference to Annex A of the Joint Proxy Statement/Prospectus forming a part of the Company's Registration Statement on Form S-4 (Registration No. 333-122758), filed on February 11, 2005, as amended.

ITEM 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On June 1, 2005, effective upon the consummation of the Merger, the Company fully and unconditionally guaranteed the Notes and became a co-obligor on the Notes with CNT and the Notes became convertible into Class A Stock at a price of approximately $14.75 per share (aggregate of approximately 8.4 million shares) at any time prior to maturity on February 15, 2007, all pursuant to the terms of the Supplemental Indenture.

        The Notes may be redeemed upon payment of the outstanding principal balance, accrued interest and a make whole payment if the closing price of the Class A Stock exceeds 175% of the conversion price for at least twenty (20) consecutive trading days within a period of thirty (30) consecutive trading days ending on the trading day prior to the date of the mailing of the redemption notice. The make whole payment represents additional interest payments that would be made if the Notes were not redeemed prior to their due date. Interest is payable on February 15 and August 15 of each year while the Notes are outstanding. Payment of the notes will also accelerate upon certain events of default. In addition, upon certain events constituting a change in control of CNT, CNT must make an offer to purchase the Notes at 100% of the principal amount plus accrued interest.

        In January 2004, CNT entered into an interest-rate swap agreement with a notional amount of $75 million that has the economic effect of modifying that dollar portion of the fixed interest obligations associated with $75 million of the Notes, such that the interest payable effectively becomes variable based on the three month LIBOR plus 69.5 basis points. The payment dates of the swap are January 31st, April 30th, July 31st and October 31st of each year, commencing April 30, 2004, until maturity on February 15, 2007. At April 30, 2005, the LIBOR setting for the swap was 2.73%, creating a combined effective rate of approximately 3.425%. On May 1, 2005, the LIBOR setting was reset to 3.19%, creating a combined effective rate of 3.885% which is effective until July 31, 2005. As part of the agreement, CNT is also required to post collateral based on changes in the fair value of the interest rate swap. This collateral, in the form of restricted cash, was approximately $3.8 million at April 30, 2005.

        Copies of the Supplemental Indenture and the Indenture are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively. The descriptions of the Supplemental Indenture and the Indenture are qualified in their entirety by reference to the text of the Supplemental Indenture and the Indenture, respectively.

ITEM 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On June 1, 2005, effective upon the consummation of the Merger, each of Dr. Renato A. DiPentima and Thomas G. Hudson were appointed to the Company's Board of Directors. Dr. DiPentima has been appointed to serve on the Compensation Committee and the Governance/Nominating Committee.

        Dr. Renato A. DiPentima, 64, has been the President and Chief Executive Officer of SRA International since January of 2005 and has served as a director of the Company since the effectiveness of the Merger on June 1, 2005, and was previously a director of CNT from June 2004 to the Merger on June 1, 2005. From November 2003 to January 2005 he served as SRA's President and Chief Operating

Officer. Prior to being appointed to this role, Dr. DiPentima served as Senior Vice President and President of SRA's consulting and systems integration division since the division's formation in January 2001. From July 1997 to January 2001, he served as President of the SRA's government sector, overseeing government business, projects, and contracts. From July 1995 to July 1997, Dr. DiPentima served as Vice President and as SRA's Chief Information Officer. Prior to joining SRA, Dr. DiPentima held several senior management positions in the federal government, most recently serving as deputy commissioner for systems at the Social Security Administration, from May 1990 to June 1995. Dr. DiPentima is currently serving on the board of directors of the Information Technology Association of America and the Northern Virginia Technology Council. Dr. DiPentima is also currently serving on several governmental and corporate advisory boards. Dr. DiPentima earned a bachelor's degree from New York University. Dr. DiPentima also earned a M.A. from George Washington University and a Ph.D. from the University of Maryland.

        Thomas G. Hudson, 59, has served as a director of the Company since the effectiveness of the Merger on June 1, 2005. Prior to that he served as CNT's President and Chief Executive Officer from June 1996, as a director of CNT since August 1996 and as Chairman of the CNT Board since May 1999, each until the effectiveness of the Merger on June 1, 2005. From 1993 to June 1996, Mr. Hudson served as Senior Vice President of McGraw Hill Companies, a leading information services provider, serving also as General Manager of its F.W. Dodge Division, and as Senior Vice President, Corporate Development. From 1968 to 1993, Mr. Hudson served in a number of management positions at IBM Corporation, most recently as Vice President Services Sector Division. Mr. Hudson's IBM career included varied product development, marketing and strategic responsibilities for IBM's financial services customers and extensive international and large systems experience. Mr. Hudson is a graduate of the University of Notre Dame and New York University. Mr. Hudson attended the Harvard Advanced Management Program in 1990. Mr. Hudson also serves on the board of directors of Lawson Software, Inc., and PLATO Learning, Inc., all of which are public companies.

        The information set forth in the second paragraph of Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02 by reference.

        On June 1 2005, effective upon consummation of the Merger, Robert R. Beyer was appointed a principal officer of the Company.

        Robert R. Beyer, 44, has been the Senior Vice President of Customer Support of the Company since the effectiveness of the Merger on June 1, 2005. Prior to that he was the Group Vice President of Global Services for CNT from January 2004 and Vice President of Global Service for CNT from March 2001, each until the Merger on June 1, 2005. Mr. Beyer served as CNT's Vice President of Quality and Customer Service from January 1999 to March 2001, and as CNT's Vice President of Quality and Process Improvement from November 1998 to January 1999. From 1989 to November 1998, Mr. Beyer was employed by NCR Corporation, most recently as Vice President, High Availability Services. Mr. Beyer holds a bachelors degree in electrical engineering from South Dakota State University, and completed an executive masters of business administration program at the University of St. Thomas.

        There are no family relationships among any of the directors or principal officers.

ITEM 8.01—Other Events.

        Inrange Technologies Corporation ("Inrange"), which is now a wholly-owned indirect subsidiary of the Company, previously had been named as a defendant in the case styled SBC Technology Resources, Inc. v. Inrange Technologies Corp., Eclipsys Corp. and Resource Bancshares Mortgage Group, Inc., No. 303-CV-418-N, pending in the United States District Court for the Northern District of Texas, Dallas Division, which was commenced on February 27, 2003 (the "Litigation"). The complaint filed by the plaintiff in the Litigation claimed that Inrange was infringing U.S. Patent

No. 5,530,845 ("845 patent") by manufacturing and selling storage area networking equipment, in particular the FC/9000, that is used in storage networks.

        On May 31, 2005, Inrange and SBC Laboratories, Inc. (f/k/a SBC Technology Resources, Inc.) entered into a Settlement Agreement settling the Litigation on confidential terms that include a license to the "845 patent, and the Litigation will be dismissed with prejudice.

ITEM 9.01—Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.

        It is impracticable to provide the required financial statements for CNT at this time; such financial statements will be filed no later than seventy five (75) days after the date of this Current Report on Form 8-K.

(b)
Pro Forma Financial Information.

        It is impracticable to provide the required pro forma financial information for CNT at this time; such pro forma financial information will be filed no later than seventy five (75) days after the date of this Current Report on Form 8-K.

(c)
Exhibits.

99.1
First Supplemental Indenture dated as of June 1, 2005 by and among the Company, CNT and the Trustee.

99.2
Indenture dated February 20, 2002 by and between CNT and the Trustee.

99.3
Consulting and Non-Competition Agreement dated June 1, 2005 by and between Thomas G. Hudson and the Company.

99.4
Letter and Release Agreement dated June 1, 2005 by and between Thomas G. Hudson and the Company.

99.5
Consulting and Non-Competition Agreement dated June 1, 2005 by and between Gregory T. Barnum and the Company.

99.6
Release Agreement dated June 1, 2005 by and between Gregory T. Barnum and the Company.

99.7
Press Release issued by the Company on June 1, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDATA CORPORATION
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President and General Counsel

        Dated: June 2, 2005

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  ITEM 1.01—Entry into a Material Definitive Agreement.
  ITEM 2.01—Completion of Acquisition or Disposition of Assets.
  ITEM 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  ITEM 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  ITEM 8.01—Other Events.
  ITEM 9.01—Financial Statements and Exhibits.
SIGNATURE